Exhibit 10.3

STOCK REPURCHASE AGREEMENT

THIS AGREEMENT is made and entered into this 1st day of November, 2011, by and between INSURANCE MARKETING SOLUTIONS, LLC, a Florida limited liability company (hereinafter referred to as the “Seller”), SIMPLEPONS, INC., a Delaware corporation (hereinafter referred to as “SimplePons”) and IFLI ACQUISITION CORP., a Delaware corporation (hereinafter referred to as the “Corporation”).

W I T N E S S E T H:

WHEREAS, the Seller is the record owner and holder of 1,512,353 shares of the issued and outstanding shares of the Common Stock of the Corporation; and

WHEREAS, SimplePons desires to purchase 1,012,353 shares of the Corporation’s Common Stock owned by the Seller (the “Shares”), and the Seller desires to sell the Shares, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Shares aforementioned, it is hereby agreed as follows:

1.         Purchase and Sale. Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to SimplePons certificates representing the Shares, and SimplePons shall purchase the Shares from the Seller in consideration of the purchase price set forth in this Agreement. The certificates representing the Shares shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion.

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at a time and place mutually agreed upon by the Seller, SimplePons and the Corporation. Following the Closing, the Shares shall be cancelled and returned to the status of authorized but unissued shares of the Corporation’s Common Stock.

2.         Amount and Payment of Purchase Price. The total consideration and method of payment thereof are fully set out below:

(a)           Consideration. As total consideration for the purchase and sale of the Shares pursuant to this Agreement, SimplePons shall pay to the Seller the sum of $335,000, such total consideration to be referred to in this Agreement as the “Purchase Price.”

(b)           Payment. The Purchase Price shall be paid to Seller at Closing.

3.         Representations and Warranties of Seller. Seller hereby warrants and represents:

(a)           Power and Standing. Seller is authorized to enter into this Agreement and perform Seller’s obligations hereunder, and no consent of any person is necessary in order for Seller to sell, assign and transfer the Shares to SimplePons.

(b)           Restrictions on Stock.

(i)           Seller is not a party to any agreement, written or oral, creating rights in respect to the Shares in any third person or relating to the voting of the Shares.

(ii)           Seller is the lawful owner of the Shares, free and clear of all security interests, liens, encumbrances, equities and other charges, except for any applicable restrictions under U.S. securities laws.

(iii)           There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the Shares, nor are there any securities convertible into such Shares.

4.         Representations and Warranties of Seller, SimplePons and Corporation. Seller, SimplePons and Corporation hereby represent and warrant that there has been no act or omission by either party which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder’s fee, or other like payment in connection with the transactions contemplated hereby.

5.         General Provisions.

(a)           Entire Agreement. This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b)           Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c)           Governing Law. This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with, the laws of the State of Florida. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Palm Beach, State of Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this agreement in that jurisdiction or the validity or enforceability of any provision of this agreement in any other jurisdiction. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

INSURANCE MARKETING SOLUTIONS, LLC

By:	/s/ C. Leo Smith
C. Leo Smith, Managing Member

IFLI ACQUISITION CORP.

By:	/s/ C. Leo Smith
C. Leo Smith, President

SIMPLEPONS, INC.

By:	/s/ Brian S. John
Brian S. John, President